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                                (Form of Proxy)


                             RIGHTWORKS CORPORATION
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- AUGUST 20, 2001


       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RIGHTWORKS.)


         The undersigned shareholder of RightWorks Corporation hereby appoints John R. West, Richard L. Gerould, and William H. Feichtmann, and each of them, with full power of substitution, as attorneys and proxies of the undersigned to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of RightWorks Corporation to be held at 10:00 a.m., local time, on August 20, 2001, at 3175 Hanover Street, Palo Alto, California, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters:


1. ADOPTION OF THE MERGER AGREEMENT AMONG i2 TECHNOLOGIES, INC., ROME MERGER CORP. AND RIGHTWORKS CORPORATION AND APPROVAL OF THE MERGER

[ ] FOR                          [ ] AGAINST                      [ ]  ABSTAIN

2. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

[ ] FOR                          [ ] AGAINST                      [ ]  ABSTAIN

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer. If the shareholder is a partnership, please sign full partnership name by an authorized person.

Each of said attorneys and proxies or their substitutes is expected be present and act at the meeting, but if less than all are present and act, then any one or more present and acting shall have and may exercise all of the powers of all of said attorneys and proxies hereunder.

                                     -------------------------------------------
                                     Print Name(s) of Shareholder

                                     -------------------------------------------
                                     Signature(s) of Shareholder

                                     Dated: August ____                   , 2001
                                            ------------------------------

                                     Number of Shares Held:

                                     Class A Common Stock
                                                         -----------------------
                                     Class B Common Stock
                                                         -----------------------
                                     Series A Preferred Stock
                                                             -------------------
                                     Series B Preferred Stock
                                                             -------------------


WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND MAIL IT PROMPTLY, BUT NO LATER THAN AUGUST 15, 2001, IN THE ENCLOSED PRE-PAID FEDERAL EXPRESS ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.


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